                                                                     EXHIBIT 3.7

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                            ARTICLES OF INCORPORATION

                                       OF

                              GENERAL VENTURES INC.

                PURSUANT TO THE LIBERIAN BUSINESS CORPORATION ACT

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



                            ARTICLES OF INCORPORATION
                PURSUANT TO THE LIBERIAN BUSINESS CORPORATION ACT

      The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Liberian Business Corporation Act, does hereby make, subscribe, acknowledge and file in the Office of the Minister of Foreign Affairs this instrument for that purpose, as follows:

A.    The name of the Corporation shall be:

                              GENERAL VENTURES INC.

      B. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Liberian Business Corporation Act and without in any way limiting the generality of the foregoing, the corporation shall have the power:

      (1) To purchase or otherwise acquire, own, use, operate, pledge, hypothecate, mortgage, lease, charter, sub-charter, sell, build, and repair steamships, motorships, tankers, whaling vessels, sailing vessels, tugs, lighters, barges, and all other vessels and craft of any and all means of conveyance and transportation by land, water or air, together with engines, boilers, machinery, equipment and appurtenances of all kinds, including ***sts, sails, boats, anchors, cables, tackle, furniture and all other necessities thereunto appertaining and belonging, together with ail materials, articles, tools, equipment and appliances necessary, suitable or convenient for the construction, use and operation thereof; and to equip, furnish, and outfit such vessels and ships.

      (2) To engage in ocean, coastwise and inland commerce, and generally in the carriage of freight, goods, cargo in bulk, passengers, mail and personal effects by water between the various ports of the world and to engage generally in waterborne commerce.

      (3) To purchase or otherwise acquire, own, use, operate, lease, build, repair, sell or in any manner dispose of docks, piers, quays, wharves, dry docks, warehouses and storage facilities of all kinds, and any property, real, personal and mixed, in connection therewith.

      (4) To act as ship's husband, ship brokers, custom house brokers, ship's agents, manager of shipping property, freight contractors, forwarding agents, warehousemen, wharfingers, ship chandlers, and general traders.

C. The registered address of the Corporation in Liberia shall be 80 Broad Street, Monrovia, Liberia. The name of the Corporation's registered agent at such address shall be The LISCR Trust Company.

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      The aggregate number of shares of stock that the Corporation is authorized to issue Five Hundred (500) registered and/or bearer shares without par value.

      The Corporation shall mail notices and information to holders of bearer shares to the address provided to the Corporation by the shareholder for that purpose.

      The holder of a stock certificate issued to bearer may cause such certificate to be exchanged for another certificate in his name for a like number of shares, and the holder of shares issued in the name of the owner may cause his certificate to be exchanged for another certificate to bearer for a like number of shares.

E. The Corporation shall have every power which a corporation now or hereafter organized under the Liberian Business Corporation Act may have.

F. The name and mailing address of each incorporator and subscriber of these Articles of Incorporation and the number of shares of stock subscribed by each incorporator is:

                                      No. of Shares of
  Name     Post Office Address    Common Stock Subscribed
  ----     -------------------    -----------------------
A. Abedje  80 Broad Street                  One
           Monrovia, Liberia

      The number of directors constituting the initial board of directors is three (3).

H. The Board of Directors as well as the Shareholders of the Corporation shall have the. authority to adopt, amend or repeal the by-laws of the Corporation.

I. Corporate existence shall begin upon filing these Articles of Incorporation with the Minister of Foreign Affairs as of the filing date stated on these Articles.

      IN WITNESS WHEREOF, I have executed this instrument on SEPTEMBER 3, 2003.

                                  /s/ A. Abedje
                                  ------------------------------------
                                  A. Abedje

$12.00 REVENUE STAMPS ON ORIGINAL

      On SEPTEMBER 3, 2003 before me personally came A. ABEDJE to me known and known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that the execution thereof was his act and deed.

[SEAL]                                                           /s/ [ILLEGIBLE]

                             THE LISCR TRUST COMPANY

      The LISCR Trust Company hereby accepts its appointment as Registered Agent for

                              GENERAL VENTURES INC.

and hereby certifies that the office of The LISCR Trust Company is located at 80 Broad Street, City of Monrovia, County of Montserrado, Republic of Liberia.

                                      THE LISCR TRUST COMPANY

                                  BY: /s/ [ILLEGIBLE]
                                      ----------------------------------------
                                           AUTHORIZED SIGNATURE

Dated SEPTEMBER 3, 2003

                            TRANSFER OF SUBSCRIPTION

      FOR VALUE RECEIVED, I,     A. ABEDJE
have sold, assigned and transferred, and by these presents do sell, assign and transfer unto

                                JUAN A. MONTES G.

all my rights, title and interest as individual subscriber to or resulting from my respective subscription to the capital stock of

                             GENERAL VENTURES INC.

a corporation incorporated on SEPTEMBER 3,2003 under the laws of the Republic of Liberia, to the extent of One (1) share of the Common Stock of said corporation, and I request said corporation to issue the certificate for said share of stock to and in the name of said or his nominee, and I do hereby authorize, empower and direct the Treasurer or Secretary of said corporation to register this transfer on the books of said corporation effective as of SEPTEMBER 3, 2003.

WITNESS my hand on SEPTEMBER 3, 2003.

                                  /s/ A. Abedje  L.S.
                                  --------------------------------------
                                  A. Abedje

Signed in the presence of:

/s/ [ILLEGIBLE]

                              GENERAL VENTURES INC.

                                     By-Laws

                                    ARTICLE I

                               Address and Offices

Section 1.1 Registered Address. The registered address of the Corporation shall be at 80 Broad Street, Monrovia, Liberia.

Section 1.2 Offices. The Corporation may have offices at such places within or without the Republic of Liberia as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  Shareholders

Section 2.1 Annual Meetings. An annual meeting of shareholders shall be held for the election of directors at such date, time and place either within or without the Republic of Liberia as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 2.2 Special Meetings. Special meetings of shareholders may be called at any time by the Board of Directors, to be held at such date, time and place either within or without the Republic of Liberia as may be designated by the Board If no date for an annual meeting has been designated by the Board of Directors for a period of thirteen (13) months after the last annual meeting, holders of not less than, ten percent (10%) of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting specifying the time thereof, which shall not be less than two (2) nor more than three (3) months from the date of such call. The Secretary of the Corporation upon receiving the written demand shall promptly give notice of such meeting, or if he fails to do so within five (5) business days thereafter, any shareholder signing such demand may give such notice.

Section 2.3 Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, the purpose or purposes for which the meeting is called and, in the case of a special meeting, that it is being issued by or at the direction of the person or persons calling the meeting. Unless otherwise provided by law, the written notice of any meeting shall be given personally or sent by mail, telegraph, cablegram, telex or telecopier, not less than fifteen (15) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears in the Corporation's register of shareholders. In the case of shares issued to bearer, the Corporation shall send notices to each such shareholder to the address provided to the Corporation by such shareholder for such purpose.

Section 2.4 Adjournments. Any meeting of shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, and, unless a meeting is adjourned for lack of a quorum, notice need not be given of any such adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted on the original date of the meeting. If after an adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the meeting.

Section 2.5 Waiver_of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder. Neither the business to be transacted at, nor the purpose of any meeting of the shareholders, need be specified in any written waiver of notice.

Section 2.6 Quorum. At each meeting of shareholders, except where otherwise provided by law or the Articles of Incorporation or these By-laws, the holders of a majority of the outstanding shares of each class of shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum the shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section
2.4 of these By-laws until a quorum shall attend. Shares of the Corporation held on the record date for the meeting by the Corporation or a subsidiary of the Corporation shall neither be entitled to vote nor be counted in determining the total number of outstanding shares; provided, however, that the foregoing shall not limit the right of the Corporation to vote shares, including but not limited to its own shares, held by it in a fiduciary capacity.

Section 2.7 Conduct of Meetings. Meetings of shareholders shall be presided over by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Voting: Proxies. Unless otherwise provided in the Articles of Incorporation, each registered shareholder as of the relevant record date shall be entitled at every meeting of shareholders to one vote for each share standing in the name of such shareholder which has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent without a meeting, may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy must be signed by the shareholder or its attorney-in-fact. A duly executed proxy shall be irrevocable if it is entitled "irrevocable proxy" and states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duty executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of shares entitled to vote thereon present in person or by proxy at such meeting shall so determine. Each director shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election of such director. Unless otherwise provided by law or by the Articles of Incorporation or these By-laws, any corporate action other than the election of directors requiring the vote of shareholders shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

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

In the case of shares issued to bearer, the bearer of a certificate or certificates representing such shares entitled to vote, shall be entitled to one vote at any meeting of the shareholders for each share entitled to vote at such meeting, represented by such certificate, upon presentation of such certificate or certificates, or upon presentation of such other evidence of ownership as may be prescribed by the board of directors.

Section 2.9 Notice of Nomination. Nominations for the election of any director may be made by the Board of Directors or by any shareholder entitled to vote for the election of such director. Such nominations shall be made by notice in writing, delivered or mailed by first class mail, postage prepaid, to the Secretary of the Corporation not less than fifteen(15) days nor more than sixty
(60) days prior to any meeting of the shareholders called for the election of such director; provided, however, that if less than twenty-one(21) days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh(7th) day following the day on which notice of the meeting was given to shareholders Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman of the Board. Each such notice of nomination shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of the Corporation which are beneficially owned by each such nominee. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.10 Determination of Shareholders of Record. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholderes or any adjournment thereof, or to express consent or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders Such date shall not be more than sixty(60) nor less than fifteen(15) days before the date of such meeting, nor more than sixty
(60) days prior to any other action. If no record date is so fixed: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 2.11 List of Shareholders at Meetings. A list of shareholders as of the record date certified by the Secretary or by a transfer agent, shall be produced at any meeting of shareholders upon request of any shareholder at the meeting or prior thereto. If the right to vote at any meeting is challenged, the inspector of election if any, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 2.12 Action Without a Meeting. Any action required to be taken or which may be taken at any meeting of shareholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of shareholders

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

                                   ARTICLE III

                               Board of Directors

Section 3.1 Powers. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors, except as may be otherwise provided by law or in the Articles of Incorporation. Directors need not be shareholders.

Section 3.2 Number. The number of directors constituting the entire Board of Directors shall be four (4) unless the shares of the Corporation are owned beneficially and of record by less than four(4) shareholders in which case the number of directors shall be equal to the number of shareholders. Cumulative voting for directors shall not be permitted.

Section 3.3 Vacancy. Any vacancies occurring in the Board of Directors for any reason, may be filled by the vote of a majority of the directors then in office, although less than a quorum exists, or by the vote of the shareholders. Any directors so chosen shall hold office until their respective successors shall be elected and qualified.

Section 3.4 Removal Any director of the Corporation may at any time be removed with or without cause by the vote of the shareholders.

Section 3.5 Resignation. A director may resign at any time by giving written notice to the President or Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 3.6 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the Republic of Liberia and at such times as the Board may from time to time determine by resolution, and if so determined notice thereof need not be given.

Section 3.7 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the Republic of Liberia whenever called by the President or by any two (2) directors. Five (5) days' notice of the time and place of any special meeting shall be given by the person or persons calling the meeting to each other director either personally or by mail, telegraph, cablegram, telex or telecopier. It shall not be necessary to specify the purpose of any special meeting in any notice thereof. Notice of meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting the lack of notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in any written waiver of notice.

Section 3.8 Quorum; Vote Required for Action. At all meetings of the Board of Directors the presence of a majority of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board except as otherwise provided in the Articles of Incorporation and in these By-laws. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9 Conduct of Meetings. Meetings of the Board of Directors shall be presided over by the President, or in the absence of the President, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.10 Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 3.11 Participation in Meetings by Conference Telephone Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.11 shall constitute presence in person at such meeting.

Section 3.12 Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors for services in any capacity.

Section 3.13 Interested Director, Quorum. No contract or transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board of Directors or committee thereof which approves such contract or transaction, or that his or her or their votes are counted for such purpose, if: (i) the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the Board under the Articles of Incorporation or these By-laws, by unanimous vote of disinterested directors; or (ii) the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which approves such contract or transaction.

                                   ARTICLE IV

                                    Officers

Section 4.1 Officers; Election. As soon as practicable after the annual meeting of shareholders in each year, the Board of Directors shall elect a President, a Secretary and a Treasurer. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may determine are desirable or necessary to carry on the business of the Corporation and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person. Officers may but need not be directors or shareholders of the Corporation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors.

Section 4.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board following the next annual meeting of shareholders succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. the Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board.

Section 4.3 President. The President shall be the chief executive officer and shall have general charge and supervision of the business of the Corporation and, in general, shall perform all duties incident to the office of president of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or as may be provided by law.

Section 4.4 Vice Presidents. Any Vice President, at the request or in the absence or disability of the President, shall perform the duties of the President, and shall perform such other duties as may, from time to time, be assigned to him or her or them by the Board or the President or as may be provided by law. If there shall be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or, if such determination is not made by the Board, the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties.

Section 4.5 Secretary. The Secretary shall record the proceedings of the shareholders, the Board of Directors and any committees in a book or books to be kept for that purpose, shall see that notices are given and records and reports are properly kept and filed by the Corporation in accordance with the provisions of these By-laws or as required by law, shall be custodian of the seal of the Corporation and affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized; and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the President or as may be provided by law.

Section 4.6 Treasurer. The Treasurer shall be the chief financial officer and shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board may determine. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall render to the President and to the Board, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the President or as may be provided by law.

Section 4.7 Other Officers. The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors which is not inconsistent with these By-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

                                    ARTICLE V

                    Indemnification of Directors and Others

Section 5.1 Third Party Proceedings. The Corporation shall indemnify to the full extent authorized by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Section 5.2 Corporate Proceedings. The Corporation shall indemnify to the full extent authorized by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 5.3 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these By-laws.

                                   ARTICLE VI

                            Certificates for Shares

Section 6.1 Form. Except as otherwise provided in the Articles of Incorporation or these By-laws, every holder of shares in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, of the Corporation. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or

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registered by a registrar other than the Corporation itself or its employees. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue. Each certificate representing shares of the Corporation shall when issued state upon the face thereof: (i) that the Corporation is formed under the laws of the Republic of Liberia, (ii) the name of the person or persons to whom issued, (iii) the number of shares which such certificate represents; and (iv) the par value of each share represented by such certificate. Any restrictions on transfer of shares represented by a certificate shall be noted on the face or back of each certificate for shares issued by the Corporation. The Corporation shall keep a register continuing the names and addresses of all shareholders, the number and class and series, if any, of shares held by each shareholder, and the date(s) when each shareholder became the owner of record of shares. Except as otherwise provided in the Articles of Incorporation and these By-laws, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation's register of shareholders.

Section 6.2 Lost, Stolen or Destroyed Share Certificates; Issuance of New Certificates. The Corporation may issue a new certificate or new certificates in the place of any certificate or certificates theretofore issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the share certificate or certificates to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate, the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it with respect to the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE VII

                                  Miscellaneous

Section 7.1 fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise determined by the Board of Directors.

Section 7.2 Dividends. Dividends on the shares of the Corporation outstanding from time to time may be declared by the Board of Directors as permitted by law.

Section 7.3 Seal. The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Republic of Liberia", and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.4 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its register of shareholders, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 7.5 Annual Report. Upon the written request of any person who shall have been a shareholder of record for at least six (6) months immediately preceding his request, or of any person

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holding, or thereunto authorized in writing by the holders of, at least five percent (5%) of any class of the outstanding shares of the Corporation, the Corporation shall give or mail to such shareholder an annual balance sheet and profit and loss statement for the preceding fiscal year, and, if any interim balance sheet or profit and loss statement has been distributed to its shareholders or otherwise made available to the public, the most recent such interim balance sheet or profit and loss statement.

Section 7.6 Corporate Records. Each shareholder shall have a right to inspect, in person or by agent or attorney, during the usual hours of business, for a purpose reasonably related to such shareholder's interests as a shareholder, the Corporation's share register, books of account, and minutes of all proceedings, and to make copies or extracts therefrom.

Section 7.7 Amendment of By-Laws. These By-laws may be amended or repealed, and new By-laws may be adopted, by the vote of the shareholders or of the Board of Directors, but any By-Laws adopted by the Board of Directors may be amended or repealed by the vote of the shareholders.

      The undersigned, Secretary of GENERAL VENTURES INC., a company duly organized and existing in accordance with the laws of the Republic of Liberia, does hereby

                                 C E R T I F Y:

      That the foregoing is a true and exact copy of the By-Laws of said corporation, which were duly adopted at the meeting of the Board of Directors, held on the 3th day of September, 2003.

                                        /s/  Elsa Ma Sousa
                                        --------------------------
                                             Elsa Ma Sousa

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